Exhibit 99.1

SolarCity Launches $500 Million Convertible Senior Notes Offering

SAN MATEO, Calif. (September 23, 2014) — SolarCity Corporation (Nasdaq: SCTY) (the “Company”) today announced that it intends to offer and sell, subject to market and other conditions, $500 million aggregate principal amount of its Convertible Senior Notes due 2019 (the “Notes”) through an offering in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this offering, the Company intends to grant the initial purchasers an option with respect to an additional $75 million aggregate principal amount of Notes.

The Notes will be convertible into shares of the Company’s common stock on or prior to the second scheduled trading day immediately preceding the maturity date for the Notes. The interest rate, the initial conversion price and other terms of the Notes will be determined by negotiations between the Company and the initial purchasers.

The Company expects to use (i) a portion of the net proceeds of this offering for the cost of the capped call transactions described below and (ii) the remaining net proceeds for general corporate purposes, including working capital, capital expenditures and potential acquisitions.

The terms of the Notes will permit holders to require the Company to repurchase their Notes upon the occurrence of a fundamental change at a repurchase price equal to the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, if certain fundamental changes occur, the Company may be required in certain circumstances to increase the conversion rate for any Notes converted by a holder in connection with such fundamental change by a specified number of shares of the Company’s common stock.

In connection with the offering of the Notes, the Company plans to enter into capped call transactions with one or more counterparties, which may include some of the initial purchasers and/or their affiliates. In the event that the initial purchasers exercise their over-allotment option, the Company plans to enter into additional capped call transactions. Unless the Company elects to settle the capped call transactions in cash, the capped call transactions are expected to offset potential dilution to the Company’s common stock upon conversion of the Notes.

In connection with establishing their initial hedge of the capped call transactions, the counterparties or their affiliates expect to enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the Notes, including with certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time. In addition, the counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so on each exercise date of the capped call transaction). This activity could also cause or prevent an increase or a decrease in the market price of the Company’s common stock or the Notes.

This announcement is neither an offer to sell nor a solicitation to buy any of the foregoing securities, nor shall this announcement constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Notes and any common stock issuable upon conversion of the Notes have not and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this news release regarding SolarCity’s current expectations and beliefs as to the consummation of the offering of the Notes and the entry into the capped call transactions, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. All information set forth in this release is as of September 23, 2014. SolarCity does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others, our ability to successfully complete the proposed offering of Notes and enter into the capped call transactions. Information about certain other potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included from time to time in our filings with the Securities and Exchange Commission, including under the captions “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and this Current Report on Form 8-K.